EXHIBIT 4.7
NOTE PURCHASE AGREEMENT.
DATED AS OF SEPTEMBER 1, 1999


                                                                  CONFORMED COPY

--------------------------------------------------------------------------------




                                   BELDEN INC.



                                  $125,000,000
                           Aggregate Principal Amount
                                 of Senior Notes

                                   $64,000,000
                          7.60% Senior Notes, Series A
                              Due September 1, 2004

                                   $44,000,000
                          7.74% Senior Notes, Series B
                              Due September 1, 2006

                                   $17,000,000
                          7.95% Senior Notes, Series C
                              Due September 1, 2009


                                    ---------

                             NOTE PURCHASE AGREEMENT

                                    ---------


                          Dated as of September 1, 1999



================================================================================
                                                       Series A PPN: 077459 A@ 4
                                                       Series B PPN: 077459 A# 2
                                                       Series C PPN: 077459 B* 5

                                TABLE OF CONTENTS

Section                                                                                                       Page
-------                                                                                                       ----

1.       AUTHORIZATION OF NOTES..................................................................................1

2.       SALE AND PURCHASE OF NOTES..............................................................................2

3.       CLOSING.................................................................................................2

4.       CONDITIONS TO CLOSING...................................................................................2
         4.1.     Representations and Warranties.................................................................2
         4.2.     Performance; No Default........................................................................3
         4.3.     Compliance Certificates........................................................................3
         4.4.     Opinions of Counsel............................................................................3
         4.5.     Purchase Permitted By Applicable Law, etc......................................................3
         4.6.     Sale of Other Notes............................................................................4
         4.7.     Payment of Special Counsel Fees................................................................4
         4.8.     Private Placement Number.......................................................................4
         4.9.     Changes in Corporate Structure.................................................................4
         4.10.    Subsidiary Guaranty............................................................................4
         4.11.    Amendment of 1997 Note Purchase Agreement......................................................4
         4.12.    Proceedings and Documents......................................................................4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................5
         5.1.     Organization; Power and Authority..............................................................5
         5.2.     Authorization, etc.............................................................................5
         5.3.     Disclosure.....................................................................................5
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates...............................6
         5.5.     Financial Statements...........................................................................7
         5.6.     Compliance with Laws, Other Instruments, etc...................................................7
         5.7.     Governmental Authorizations, etc...............................................................8
         5.8.     Litigation; Observance of Agreements, Statutes and Orders......................................8
         5.9.     Taxes..........................................................................................8
         5.10.    Title to Property; Leases......................................................................8
         5.11.    Licenses, Permits, etc.........................................................................9
         5.12.    Compliance with ERISA..........................................................................9
         5.13.    Private Offering by the Company...............................................................10
         5.14.    Use of Proceeds; Margin Regulations...........................................................10
         5.15.    Existing Indebtedness; Future Liens...........................................................11
         5.16.    Foreign Assets Control Regulations, etc.......................................................11
         5.17.    Status under Certain Statutes.................................................................11
         5.18.    Environmental Matters.........................................................................11
         5.19.    Solvency of Subsidiary Guarantors.............................................................12
         5.20.    Year 2000 Compliance..........................................................................12

6.       REPRESENTATIONS OF THE PURCHASERS......................................................................12
         6.1.     Purchase for Investment.......................................................................12
         6.2.     Source of Funds...............................................................................13

7.       INFORMATION AS TO COMPANY..............................................................................14
         7.1.     Financial and Business Information............................................................14
         7.2.     Officer's Certificate.........................................................................17
         7.3.     Inspection....................................................................................17

8.       PREPAYMENT OF THE NOTES................................................................................18
         8.1.     Required Prepayments..........................................................................18
         8.2.     Optional Prepayments with Make-Whole Amount...................................................18
         8.3.     Allocation of Partial Prepayments.............................................................19
         8.4.     Maturity; Surrender, etc......................................................................19
         8.5.     Purchase of Notes.............................................................................19
         8.6.     Make-Whole Amount.............................................................................19

9.       AFFIRMATIVE COVENANTS..................................................................................21
         9.1.     Compliance with Law...........................................................................21
         9.2.     Insurance.....................................................................................21
         9.3.     Maintenance of Properties.....................................................................21
         9.4.     Payment of Taxes and Claims...................................................................21
         9.5.     Corporate Existence, etc......................................................................22

10.      NEGATIVE COVENANTS.....................................................................................22
         10.1.    Adjusted Consolidated Net Worth...............................................................22
         10.2.    Consolidated Indebtedness; Indebtedness of Restricted Subsidiaries............................22
         10.3.    Liens.........................................................................................22
         10.4.    Sale of Assets................................................................................24
         10.5.    Mergers, Consolidations, etc..................................................................24
         10.6.    Disposition of Stock of Restricted Subsidiaries...............................................26
         10.7.    Designation of Unrestricted Subsidiaries......................................................26
         10.8.    Nature of Business............................................................................26
         10.9.    Guaranties by Subsidiaries....................................................................26
         10.10.   Transactions with Affiliates..................................................................27

11.      EVENTS OF DEFAULT......................................................................................27

12.      REMEDIES ON DEFAULT, ETC...............................................................................29
         12.1.    Acceleration..................................................................................29
         12.2.    Other Remedies................................................................................30
         12.3.    Rescission....................................................................................30
         12.4.    No Waivers or Election of Remedies, Expenses, etc.............................................30

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................................31
         13.1.    Registration of Notes.........................................................................31
         13.2.    Transfer and Exchange of Notes................................................................31

         13.3.    Replacement of Notes..........................................................................32

14.      PAYMENTS ON NOTES......................................................................................32
         14.1.    Place of Payment..............................................................................32
         14.2.    Home Office Payment...........................................................................32

15.      EXPENSES, ETC..........................................................................................33
         15.1.    Transaction Expenses..........................................................................33
         15.2.    Survival......................................................................................33

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................................33

17.      AMENDMENT AND WAIVER...................................................................................34
         17.1.    Requirements..................................................................................34
         17.2.    Solicitation of Holders of Notes..............................................................34
         17.3.    Binding Effect, etc...........................................................................34
         17.4.    Notes held by Company, etc....................................................................35

18.      NOTICES................................................................................................35

19.      REPRODUCTION OF DOCUMENTS..............................................................................35

20.      CONFIDENTIAL INFORMATION...............................................................................36

21.      SUBSTITUTION OF PURCHASER..............................................................................37

22.      RELEASE OF SUBSIDIARY GUARANTORS.......................................................................37

23.      MISCELLANEOUS..........................................................................................37
         23.1.    Successors and Assigns........................................................................37
         23.2.    Payments Due on Non-Business Days.............................................................37
         23.3.    Severability..................................................................................38
         23.4.    Construction..................................................................................38
         23.5.    Counterparts..................................................................................38
         23.6.    Governing Law.................................................................................38


SCHEDULE A                 --       Information Relating to Purchasers

SCHEDULE B                 --       Defined Terms

SCHEDULE B-1               --       Existing Investments

SCHEDULE 4.9               --       Changes in Corporate Structure

SCHEDULE 5.3               --       Disclosure Materials

SCHEDULE 5.4               --       Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5               --       Financial Statements

SCHEDULE 5.8               --       Certain Litigation

SCHEDULE 5.11              --       Licenses, Permits, etc.

SCHEDULE 5.12(b)           --       Benefit Liabilities

SCHEDULE 5.14              --       Use of Proceeds

SCHEDULE 5.15              --       Existing Indebtedness

SCHEDULE 5.20              --       Year 2000 Compliance

SCHEDULE 10.3              --       Existing Liens

EXHIBIT 1.1-A              --       Form of Senior Note, Series A

EXHIBIT 1.1-B              --       Form of Senior Note, Series B

EXHIBIT 1.1-C              --       Form of Senior Note, Series C

EXHIBIT 1.2                --       Form of Subsidiary Guaranty

EXHIBIT 4.4(a)             --       Form of Opinion of Counsel to the Company

EXHIBIT 4.4(b)             --       Form of Opinion of Special Counsel to the Purchasers

                                   BELDEN INC.
                             7701 Forsyth Boulevard
                                    Suite 800
                               St. Louis, MO 63105
                                 (314) 854-8000
                               Fax: (314) 854-8001

                                  $125,000,000
                           Aggregate Principal Amount
                                 of Senior Notes

         $64,000,000 7.60% Senior Notes, Series A, due September 1, 2004 $44,000,000 7.74% Senior Notes, Series B, due September 1, 2006 $17,000,000 7.95% Senior Notes, Series C, due September 1, 2009


                                                   Dated as of September 1, 1999


TO EACH OF THE PURCHASERS LISTED IN
         THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  BELDEN INC., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company has authorized the issue and sale of $64,000,000 aggregate principal amount of its 7.60% Senior Notes, Series A due September 1, 2004 (the "Series A Notes"), $44,000,000 aggregate principal amount of its 7.74% Senior Notes, Series B due September 1, 2006 (the "Series B Notes"), and $17,000,000 aggregate principal amount of its 7.95% Senior Notes, Series C due September 1, 2009 (the "Series C Notes" and, collectively with the Series A Notes and Series B Notes, the "Notes", such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibits 1.1-A, 1.1-B and 1.1-C with such changes therefrom, if any, as may be approved by you, the Other Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes will be guaranteed by Belden Wire & Cable Company, a Delaware corporation ("Belden Wire"), Cable Systems Holding Company, a Delaware corporation ("CSH"), and Cable Systems International Inc., a Delaware corporation ("CSI" and, together with Belden Wire, CSH and any future party to the Subsidiary Guaranty, the "Subsidiary Guarantors"), each a Wholly Owned Subsidiary of the Company, pursuant to a guaranty in substantially the form of Exhibit 1.2 (the "Subsidiary Guaranty"). The Notes shall be senior in the sense that they rank pari passu with the Company's other outstanding unsecured Indebtedness that has not been expressly subordinated to any other Indebtedness of the Company.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), and you and the Other Purchasers will purchase from the Company, at the Closing provided for in Section 3, Notes in the series and principal amount specified opposite your names in Schedule A at the purchase price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the Other Purchasers are several and not joint obligations and you shall have no liability to any Person for the performance or non-performance by any Other Purchaser hereunder.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Gardner, Carton & Douglas, Quaker Tower, Suite 3400, 321 North Clark Street, Chicago, Illinois 60610 at 9:00 a.m., Chicago time, at a closing (the "CLOSING") on September 9, 1999 or on such other Business Day thereafter on or prior to September 15, 1999 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each series purchased (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 12769761 at Wachovia Bank of Georgia, 191 Peachtree Street Northeast, Atlanta, Georgia 30303, ABA No. 061000010. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.              REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.              PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1 through 10.10 had such Sections applied since such date.

4.3.              COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2,
         4.9 and 4.10 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Agreement and the Subsidiary Guaranty.

4.4.              OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Kevin L. Bloomfield, Vice President, Secretary and General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to you) and (b) from Gardner, Carton & Douglas, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.              PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.              SALE OF OTHER NOTES.

                  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.              PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.              PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.              CHANGES IN CORPORATE STRUCTURE.

                  Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.             SUBSIDIARY GUARANTY.

                  The Subsidiary Guarantors shall have executed and delivered the Subsidiary Guaranty to you and the Other Purchasers.

4.11.             AMENDMENT OF 1997 NOTE PURCHASE AGREEMENT.

                  The Company and the holders of the 6.92% Senior Notes, Series 1997-A, issued pursuant to the Note Purchase Agreement dated as of August 1, 1997 between the Company and the purchasers listed on Schedule A thereto shall have entered into a First Amendment to Note Purchase Agreement that provides, among other things, for the execution and delivery by Belden Wire, CSH and CSI of a Guaranty in favor of such holders comparable to the Subsidiary Guaranty.

4.12.             PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.              ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2.              AUTHORIZATION, ETC.

                  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  The Subsidiary Guaranty has been duly authorized by all necessary corporate action on the part of each Subsidiary Guarantor and upon execution and delivery thereof will constitute the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.              DISCLOSURE.

                  The Company, through its agent, Banc of America Securities LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3 and for projections, as to which no representation or warranty is made, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The projections provided to you are based upon good faith estimates and assumptions believed by the Company to be reasonable. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.              ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
                  AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) to the Company's knowledge, of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers. Each Subsidiary listed in
         Schedule 5.4 is designated a Restricted Subsidiary by the Company.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in
         Schedule 5.4 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Restricted Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its

         Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

5.5.              FINANCIAL STATEMENTS.

                  The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on
Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.              COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any Material agreement, or corporate charter or By-Laws, to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or
(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

                  The execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor under, any Material agreement, or corporate charter or By-Laws, to which such Subsidiary Guarantor is bound or by which such Subsidiary Guarantor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or
(iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor.

5.7.              GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the execution, delivery or performance by each Subsidiary Guarantor of the Subsidiary Guaranty.

5.8.              LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.              TAXES.

                  The Company and its Restricted Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Restricted Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate under GAAP.

5.10.             TITLE TO PROPERTY; LEASES.

                  The Company and its Restricted Subsidiaries have good and sufficient title to the properties that they own or purport to own and that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.             LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others that is Material;

                  (b) to the best knowledge of the Company, no product of the Company infringes any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person in any respect that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

                  (c) to the best knowledge of the Company, there is no violation that is Material by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

5.12.             COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) Except for the Plans set forth in Schedule 5.12(b) (the "Top Hat Plans"), the present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.             PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act.

5.14.             USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will use the proceeds of the sale of the Notes for general corporate purposes of the Company and its Subsidiaries, including to repay existing Indebtedness of the Company and its Subsidiaries incurred in connection with the Company's acquisition of CSH, as described in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U. For purposes of the foregoing, margin stock shall not include common stock of the Company held in its treasury.

5.15.             EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of June 30, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary that is outstanding in an aggregate principal amount in excess of $5,000,000 and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that is outstanding in an aggregate principal amount in excess of $5,000,000 and that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16.             FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.             STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended by the ICC Termination Act, as amended, or the Federal Power Act, as amended.

5.18.             ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Restricted Subsidiary has knowledge of any liability or has received any notice of any liability, and no proceeding has been instituted asserting any liability against the Company or any of its Restricted Subsidiaries or any of their respective real properties now owned, leased or operated by any of them or other assets nor, to the knowledge of the Company or any Restricted Subsidiary, has any such proceeding been instituted against any of their respective real properties formerly owned, for damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Restricted Subsidiary has knowledge of any facts that would give rise to any liability for violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.             SOLVENCY OF SUBSIDIARY GUARANTORS.

                  After giving effect to the transactions contemplated herein,
(i) the present fair salable value of the assets of each Subsidiary Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) each Subsidiary Guarantor has received reasonably equivalent value for executing and delivering the Subsidiary Guaranty, (iii) the property remaining in the hands of each Subsidiary Guarantor is not an unreasonably small capital, and (iv) each Subsidiary Guarantor is able to pay its debts as they mature.

5.20.             YEAR 2000 COMPLIANCE.

                  The Company's year 2000 disclosure statement appearing in
Schedule 5.20 is true and correct.

6.       REPRESENTATIONS OF THE PURCHASERS.

6.1.              PURCHASE FOR INVESTMENT.

                  You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.              SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

                  (d)      the Source is a governmental plan; or

                  (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (g) the Source is an "insurance company general account" as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTE 95-60") and there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such employee benefit plan and all other employee benefit plans maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTE 95-60) exceeds 10% of the total reserves and liabilities of such general account (as determined under PTE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Purchaser.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.              FINANCIAL AND BUSINESS INFORMATION

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                            (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                            (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial condition of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial condition of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with such accountant's opinion, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) Unrestricted Subsidiaries -- if, at the time of delivery of any financial statements pursuant to Section 7.1(a) or (b), Unrestricted Subsidiaries account for more than 10% of (i) the consolidated total assets of the Company and its Subsidiaries reflected in the balance sheet included in such financial statements or (ii) the consolidated revenues of the Company and its Subsidiaries reflected in the consolidated statement of income included in such financial statements, an unaudited balance sheet for all Unrestricted Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders' equity and cash flows for such Unrestricted Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Company and its Subsidiaries;

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

                  (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer obtains actual knowledge of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; provided that any such notice with respect to a Default under Section 11(f) or claimed default of the type referred to in Section 11(f) shall be within 10 days after a Responsible Officer obtains actual knowledge thereof;

                  (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii)      the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.              OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through
         Section 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.              INSPECTION.

                  The Company will permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing.

8.       PREPAYMENT OF THE NOTES.

8.1.              REQUIRED PREPAYMENTS.

                  No regularly scheduled prepayments are due on the Notes prior to their stated maturity.

8.2.              OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes in an amount not less than $2,000,000 in the aggregate in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.              ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     MATURITY; SURRENDER, ETC.

               In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     PURCHASE OF NOTES.

               The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.     MAKE-WHOLE AMOUNT.

               The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as the "PX Screen" on the Bloomberg Financial Market Service (or such other display as may replace the PX Screen on Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

               The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

               The Company will, and will cause each Restricted Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

               The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     MAINTENANCE OF PROPERTIES.

               The Company will and will cause each Restricted Subsidiary to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

               The Company will, and will cause each Restricted Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, provided that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

               Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.      NEGATIVE COVENANTS.

               The Company covenants that so long as any of the Notes are outstanding:

10.1.    ADJUSTED CONSOLIDATED NET WORTH.

               The Company will not permit Adjusted Consolidated Net Worth at any time to be less than $175,000,000 plus the cumulative sum of 50% of Consolidated Net Income (without reduction for a net deficit) for each fiscal quarter ending after December 31, 1998.

10.2.    CONSOLIDATED INDEBTEDNESS; INDEBTEDNESS OF RESTRICTED SUBSIDIARIES.

                  The Company will not permit:

               (a) Consolidated Indebtedness to exceed 65% of Consolidated Total Capitalization at any time; and

               (b) Any Restricted Subsidiary other than Belden Wire to incur any Indebtedness if, after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding would exceed 20% of Consolidated Total Capitalization.

10.3.    LIENS.

               The Company will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired (unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets), except:

               (a) Liens existing on property or assets of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in Schedule 10.3;

               (b) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

               (c) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and other rights and restrictions of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto;

               (d) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', lessors', carriers', warehousemen's, mechanics', materialmen's and other similar liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

               (e) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

               (f) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary and Liens securing Indebtedness of the Company to a Restricted Subsidiary;

               (g) Liens (i) existing on property at the time of its acquisition by the Company or a Restricted Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Restricted Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction thereof to secure or provide for all or a portion of the purchase price or cost of construction of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Restricted Subsidiary of, or substantially all of its assets are acquired by, the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Restricted Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by the board of directors of the Company) or cost of acquisition or construction of the property subject thereto;

               (h) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (a), (f) and (g), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

               (i) Additional Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (h) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding does not exceed 20% of Consolidated Total Capitalization.

10.4.    SALE OF ASSETS.

               Except as permitted by Section 10.5, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a "DISPOSITION"), any assets, including capital stock of Restricted Subsidiaries, in one or a series of transactions, to any Person, other than (a) Dispositions in the ordinary course of business, (b) Dispositions by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or another Restricted Subsidiary or
(c) other Dispositions not otherwise permitted by this Section 10.4, provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.4(c) does not exceed 10% of Consolidated Total Assets as of the end of the immediately preceding fiscal year. Notwithstanding the foregoing, the Company may, or may permit any Restricted Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (c) of the preceding sentence to the extent that (x) such assets are leased back by the Company or any Restricted Subsidiary, as lessee, within 180 days of the Disposition thereof, or (y) the net proceeds from such Disposition are within one year of such Disposition (A) reinvested in productive assets by the Company or a Restricted Subsidiary or (B) applied to the payment or prepayment of any outstanding Indebtedness of the Company or any Restricted Subsidiary that is not subordinated to the Notes. Any prepayment of Notes pursuant to this Section 10.4 shall be in accordance with Sections 8.2 and 8.3, without regard to the minimum prepayment requirements of Section 8.2.

10.5.    MERGERS, CONSOLIDATIONS, ETC.

               The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except that:

               (a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

                    (i) the successor formed by such consolidation or the
               survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States, any State thereof (including the District of Columbia), Canada or any province thereof, or a country within Western Europe, and, if the Company is not such corporation, such corporation (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the

               Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                    (ii) the successor formed by such consolidation or the
               survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, could incur immediately thereafter $1.00 of additional Indebtedness without violating Section 10.2;

                    (iii) immediately before and after giving effect to such
               transaction, no Default or Event of Default shall exist; and

               (b) Any Restricted Subsidiary may (x) merge into the Company (provided that the Company is the surviving corporation) or another Restricted Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Restricted Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction that is permitted by Section 10.4 or, as a result of which, such Person becomes a Restricted Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default and provided further, that, in the case of a transaction contemplated by clause (z), if the Restricted Subsidiary is a Subsidiary Guarantor and it is not the surviving corporation, the survivor of such merger shall be a solvent corporation organized and existing under the laws of the United States, any State thereof (including the District of Columbia), Canada or any province thereof, or a country within Western Europe, and such corporation (A) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty applicable to the Subsidiary Guarantor that does not survive, and (B) shall have caused to be delivered to each holder of any Notes an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

No such conveyance, transfer, sale or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.5 from its liability under this Agreement or the Notes.

10.6.    DISPOSITION OF STOCK OF RESTRICTED SUBSIDIARIES.

               The Company (i) will not permit any Restricted Subsidiary to issue its capital stock, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock, to any Person other than the Company or another Restricted Subsidiary, and (ii) will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any shares of capital stock of a Restricted Subsidiary if such sale would be prohibited by Section 10.4. If a Restricted Subsidiary at any time ceases to be such as a result of a sale or issuance of its capital stock, any Liens on property of the Company or any other Restricted Subsidiary securing Indebtedness owed to such Restricted Subsidiary, which is not contemporaneously repaid, together with such Indebtedness, shall be deemed to have been incurred by the Company or such other Restricted Subsidiary, as the case may be, at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary.

10.7.    DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

               The Company will not designate a Subsidiary Guarantor as an Unrestricted Subsidiary. The Company may designate any other Restricted Subsidiary as an Unrestricted Subsidiary unless such Subsidiary has been designated an Unrestricted Subsidiary more than once previously and unless immediately before or after such designation there exists a Default or Event of Default.

10.8.    NATURE OF BUSINESS.

               The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

10.9.    GUARANTIES BY SUBSIDIARIES.

               The Company will not permit any Subsidiary to directly or indirectly guarantee any of the Company's Indebtedness or other obligations under the Credit Agreement unless such Subsidiary is, or concurrently therewith becomes, a party to the Subsidiary Guaranty.

10.10.   TRANSACTIONS WITH AFFILIATES.

               The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.      EVENTS OF DEFAULT.

               An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

               (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

               (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

               (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Sections 10.1 through 10.10; or

               (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
          (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default"); or

               (e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

               (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the giving of notice of optional redemption, the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company); or

               (g) the Company or any Material Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
          (iii) makes an assignment for the
          benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
          (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

               (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Restricted Subsidiary, or any such petition shall be filed against the Company or any Material Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

               (i) a final judgment or judgments for the payment of money aggregating in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) are rendered against one or more of the Company and its Material Restricted Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

               (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, other than the Top Hat Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

               (k) the Subsidiary Guaranty ceases to be in full force and effect as a result of acts taken by the Company or any Subsidiary Guarantor or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by any of the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

               (a) If an Event of Default with respect to the Company or a Subsidiary Guarantor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph
          (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

               (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% of the principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

               (c) If any Event of Default described in paragraph (a) or (b) of
          Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

               Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

               If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

               At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

               No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

               The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.    TRANSFER AND EXCHANGE OF NOTES.

               Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1-A, 1.1-B or 1.1-C, as appropriate. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.    REPLACEMENT OF NOTES.

               Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

               Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank of America in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    HOME OFFICE PAYMENT.

               So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.  EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

               Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of one special counsel for you and the Other Purchasers collectively and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    SURVIVAL.

               The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

               All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

               This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.    SOLICITATION OF HOLDERS OF NOTES.

               (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

               (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.    BINDING EFFECT, ETC.

               Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" or "THE AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.    NOTES HELD BY COMPANY, ETC.

               Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

               All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                    (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                    (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                    (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Paul M. Schlessman, Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

               This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

               For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

               You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  RELEASE OF SUBSIDIARY GUARANTORS.

               You and each other holder of the Notes agree to fully release any Subsidiary Guarantor other than Belden Wire, CSH and CSI from the Subsidiary Guaranty at such time as such Subsidiary Guarantor no longer guarantees, directly or indirectly, the Company's Indebtedness or other obligations under the Credit Agreement; provided, however, that you and each other holder will not be required to release such Subsidiary Guarantor from the Subsidiary Guaranty if (i) such Subsidiary Guarantor is contemplated to become a borrower under the Credit Agreement or (ii) there is a plan of financing that contemplates such Subsidiary Guarantor guaranteeing any other Indebtedness of the Company, and such requirement to release such Subsidiary Guarantor is conditioned upon the prior receipt by each holder of the Notes of a certificate from a Senior Financial Officer of the Company stating that neither of the circumstances described in clauses (i) and (ii) above are true.

23.  MISCELLANEOUS.

23.1.    SUCCESSORS AND ASSIGNS.

               All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

               Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3.    SEVERABILITY.

               Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4.    CONSTRUCTION.

               Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5.    COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6.    GOVERNING LAW.

               This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

               If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     BELDEN INC.


                                     By:  /s/ Paul Schlessman
                                        -------------------------------------
                                     Name:    Paul Schlessman
                                     Title:   Vice President, Finance, Treasurer
                                              and Chief Financial Officer

The foregoing is agreed to as of the date thereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:  Principal Capital Management, LLC
     a Delaware limited liability company,
     its authorized signatory

       By:  /s/ James C. Fifield
           ------------------------
       Its: Counsel


       By:  /s/ Clint Woods
           ------------------------
       Its: Counsel


COMMERCIAL UNION LIFE INSURANCE COMPANY OF AMERICA, a Delaware corporation

By:  Principal Capital Management, LLC
     a Delaware limited liability company,
     its attorney in fact

       By:  /s/ James C. Fifield
           ------------------------
       Its: Counsel


       By:  /s/ Clint Woods
           ------------------------
       Its: Counsel


STATE FARM LIFE INSURANCE COMPANY

By: /s/ Lyle Triebwasser
   -------------------------------
Name:  Lyle Triebwasser
Title: Senior Investment Officer


By: /s/ Larry Rottunda
   -------------------------------
Name:  Larry Rottunda
Title: Assistant Secretary

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By: /s/ Lyle Triebwasser
   ---------------------------------
Name:  Lyle Triebwasser
Title: Senior Investment Officer


By: /s/ Larry Rottunda
   ---------------------------------
Name:  Larry Rottunda
Title: Assistant Secretary


CONNECTUCIT GENERAL LIFE INSURANCE COMPANY

By:   CIGNA Investments, Inc. (authorized agent)

      By: /s/ Edward Lewis
         --------------------------------
      Name:  Edward Lewis
      Title: Managing Director


ALLSTATE LIFE INSURANCE COMPANY

By: /s/ Ron Mendel
   -------------------------------
Name:   Ron Mendel


By: /s/ Patricia W. Wilson
   -------------------------------
Name:   Patricia W. Wilson

      Authorized Signatories


THE TRAVELERS INSURANCE COMPANY

By: /s/ John W. Petchler
   ----------------------------
Name:  John W. Petchler
Title: Second Vice President

PRIMERICA LIFE INSURANCE COMPANY

By:   /s/  Jordan M. Stitzer
   ----------------------------------
Name:     Jordan M. Stitzer
Title:     Vice President

FIRST TRENTON INDEMNITY COMPANY
By:  Travelers Asset Management International Corporation

By: /s/  John W. Petchler
   ----------------------------------
Name:    John W. Petchler
Title:   Second Vice President


UNITED OF OMAHA LIFE INSURANCE COMPANY

By: /s/  Edwin H. Garrison Jr.
   ----------------------------------
Name:    Edwin H. Garrison Jr.
Title:   First Vice President

AMERICAN UNITED LIFE INSURANCE COMPANY

By: /s/  Kent R. Adams
   ----------------------------------
Name:    Kent R. Adams
Title:   Vice President

THE STATE LIFE INSURANCE COMPANY

By: /s/  Kent R. Adams
   ----------------------------------
Name:   Kent R. Adams
Title: Vice President of American United Life Insurance Company as Agent for The State Life Insurance Company

ACACIA NATIONAL LIFE INSURANCE COMPANY
by Ameritas Investment Advisors, Inc. as Agent

     By: /s/  Patrick J. Henry
        --------------------------------------
     Name:   Patrick J. Henry, CLU, CFA
     Title:  Vice President, Fixed Income Securities

ACACIA LIFE INSURANCE COMPANY
by Ameritas Investment Advisors, Inc. as Agent

     By: /s/  Patrick J. Henry
        -------------------------------------
     Name:   Patrick J. Henry, CLU, CFA
     Title:  Vice President - Fixed Income Securities


AMERITAS VARIABLE LIFE INSURANCE COMPANY by Ameritas Investment Advisors, Inc. as Agent

     By: /s/  Patrick J. Henry
        -------------------------------------
     Name:  Patrick J. Henry
     Title:  Vice President - Fixed Income Securities


AMERITAS LIFE INSURANCE CORP.
by Ameritas Investment Advisors, Inc. as Agent

     By: /s/  Patrick J. Henry
        -------------------------------------
     Name:  Patrick J. Henry
     Title:  Vice President - Fixed Income Securities


THE CANADA LIFE ASSURANCE COMPANY

By:     /s/  C. Paul English
    -------------------------------
Name:  C. Paul English
Title:  Associate Treasurer


CANADA LIFE INSURANCE COMPANY OF AMERICA

By:     /s/  C. Paul English
    -------------------------------
Name:  C. Paul English
Title:  Assistant Treasurer

CANADA LIFE INSURANCE COMPANY OF NEW YORK

By:     /s/  C. Paul English
   -------------------------------
Name:  C. Paul English
Title:  Assistant Treasurer


LUTHERAN BROTHERHOOD

By:     /s/  Scott A. Lalim
   -------------------------------
Name:  Scott A. Lalim
Title:  Assistant Vice President


MODERN WOODMEN OF AMERICA

By:     /s/  Clyde C. Schoeck
   -------------------------------
Name:  Clyde C. Schoeck
Title:  President


WOODMEN ACCIDENT AND LIFE COMPANY

By:     /s/  Alan M. McCray
   -------------------------------
Name:  A.M. McCray
Title:  Senior Director, Securities Investments
        and Assistant Treasurer


INDIANAPOLIS LIFE INSURANCE COMPANY

By:     /s/  Kent Deeter
   -------------------------------
Name:  Kent A. Deeter
Title:  Portfolio Manager

TMG LIFE INSURANCE COMPANY

By:     /s/  James R. Smith
   -------------------------------
Name:  James R. Smith
Title:  Senior Vice President


By:     /s/  Michael J. Steppe
   -------------------------------
Name:  Michael J. Steppe
Title:  Senior Vice President

                                                                      SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                    Principal Amount of
Name of Purchaser                                   Notes to be Purchased
-----------------                                   ---------------------
PRINCIPAL LIFE INSURANCE COMPANY     Principal Amount of Notes to be Purchased
                                   ---------------------------------------------
                                     Series A        Series B        Series C
                                   ----------        --------        -----------
                                   $18,500,000


Register Notes in the name of:  Principal Life Insurance Company

(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

         ABA No.:  073000228
         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         For credit to Principal Life Insurance Company
         Account No. 0000014752
         OBI PFGSE (S) B0062355()Belden

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)      All notices with respect to payments to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attn:  Investment Accounting - Securities
         Fax (515) 248-2643
         Confirmation (515) 247-0689

(3)      All other communications to:

         Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attn:  Investment - Securities
         Fax (515) 248-2490
         Confirmation (515) 248-3495

(4)      Upon closing, deliver Note to:

         Principal Capital Management, LLC

         801 Grand Avenue
         Des Moines, Iowa  50392-0301
         Attn:  Clint Woods

Tax ID #42-0127290

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                    Principal Amount of
Name of Purchaser                                   Notes to be Purchased
-----------------                                   ---------------------
COMMERCIAL UNION LIFE INSURANCE      Principal Amount of Notes to be Purchased
COMPANY OF AMERICA                 ---------------------------------------------
                                    Series A        Series B        Series C
                                   ----------        --------        -----------
                                   $1,500,000


Register Notes in the name of:  Commercial Union Life Insurance Company of
America

(1) All payments on account of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

         First Union (Philadelphia)
         ABA No.:  031201467
         1500 Market Street
         Philadelphia, PA  19102-2509
         Attn:  Joe Aman
         DDA 5000012398064
                  For further credit to Account No. 060073-02-4 (Commercial Union Life Insurance Company of America/Principal)
         OBI PFGSE (S) B0062355()Belden

         With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(2)      All notices with respect to payments to:

         Commercial Union Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0960
         Attn:  Investment Accounting - Securities
         Fax (515) 248-2643
         Confirmation (515) 247-0689

(3)      All other communications to:

         Commercial Union Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0800
         Attn:  Investment - Securities
         Fax (515) 248-2490
         Confirmation (515) 248-3495

(4)      Upon closing, deliver Note to:

         Commercial Union Life Insurance Company of America
         c/o Principal Capital Management, LLC
         801 Grand Avenue
         Des Moines, Iowa  50392-0301
         Attn:  Clint Woods

Tax ID #04-2235236

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                     Principal Amount of
Name of Purchaser                                    Notes to be Purchased
-----------------                                    ---------------------
STATE FARM LIFE INSURANCE COMPANY     Principal Amount of Notes to be Purchased
                                    --------------------------------------------
                                      Series A        Series B        Series C
                                    ----------      -----------    -------------
                                                    $9,000,000     $9,000,000


Register Notes in the name of:  State Farm Life Insurance Company

(1) All payments of principal, interest and premium on the account of the Notes shall be made by wire transfer of immediately available funds to:

         The Chase Manhattan Bank
         ABA No. 021000021
         SSG Private Income Processing
         A/C #900-9-000200
         For Credit to Account Number G 06893
         Ref. PPN#
         Rate:
         Maturity Date:

(2)      All notices (as well as a photocopy of the original security) to:

         State Farm Life Insurance Company
         Investment Dept. E-10
         One State Farm Plaza
         Bloomington, IL  61710

(3)      Send confirms to:

         State Farm Life Insurance Company
         Investment Accounting Dept. D-3
         One State Farm Plaza
         Bloomington, IL  61710

(4)      Upon closing, deliver Note to:

         Chase Manhattan Bank
         Attn:  Barbara Walsh
         (North America Insurance)
         3 Chase Metrotech Center - 6th Floor
         Brooklyn, New York  11245

         With a copy to:

         State Farm Insurance Companies
         One State Farm Plaza E-8
         Bloomington, IL  61710
         Attn:    Investment Legal E-8
                  Larry Rottunda, Investment Counsel

Tax ID #37-0533090

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                Principal Amount of
Name of Purchaser                               Notes to be Purchased
-----------------                               ---------------------

STATE FARM LIFE AND ACCIDENT     Principal Amount of Notes to be Purchased
ASSURANCE COMPANY                ----------------------------------------------
-----------------               Series A        Series B        Series C
                               ----------      ----------     ---------------
                                               $1,000,000     $1,000,000


Register Notes in the name of:  State Farm Life and Accident Assurance Company

(1) All payments of principal, interest and premium on the account of the Notes shall be made by wire transfer of immediately available funds to:

         The Chase Manhattan Bank
         ABA No. 021000021
         SSG Private Income Processing
         A/C #900-9-000200
         For Credit to Account Number G 06895
         Ref. PPN#
         Rate:
         Maturity Date:

(2)      All notices (as well as a photocopy of the original security) to:

         State Farm Life and Accident Assurance Company
         Investment Dept. E-10
         One State Farm Plaza
         Bloomington, IL  61710

(3)      Send confirms to:

         State Farm Life and Accident Assurance Company
         Investment Accounting Dept. D-3
         One State Farm Plaza
         Bloomington, IL  61710

(4)      Upon closing, deliver Note to:

         Chase Manhattan Bank
         Attn:  Barbara Walsh
         (North America Insurance)
         3 Chase Metrotech Center - 6th Floor
         Brooklyn, New York  11245

         With a copy to:

         State Farm Insurance Companies
         One State Farm Plaza E-8
         Bloomington, IL  61710
         Attn:    Investment Legal E-8
                  Larry Rottunda, Investment Counsel

Tax ID #37-0805091

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                               Principal Amount of
Name of Purchaser                              Notes to be Purchased
-----------------                              ---------------------

CONNECTICUT GENERAL LIFE        Principal Amount of Notes to be Purchased
INSURANCE COMPANY             ----------------------------------------------
-----------------              Series A        Series B        Series C
                              -----------     ----------        --------
                                              $11,800,000
                                                7,200,000


Register Notes in the name of:  CIG & CO.

(1) All payments of principal, interest and premium on the account of the Notes shall be made by Federal funds wire transfer of immediately available funds to:

         Chase NYC/CTR/
         BNF=CIGNA Private Placements/AC=9009001802
         ABA #021000021

         OBI=Belden Inc., 7.74% Senior Notes, Series B, due September 1, 2006; PPN 077459 A# 2; due date and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)      Address for notices related to payments:

         CIG & CO.
         c/o CIGNA Investments, Inc.
         Attention:  Securities Processing - S-309
         900 Cottage Grove Road
         Hartford, CT  06152-2309

         CIG & CO.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities - S-307
         Operations Group
         900 Cottage Grove Road
         Hartford, CT  06152-2307
         Fax:  860-726-7203
         with a copy to:

         Chase Manhattan Bank
         Private Placement Servicing
         P.O. Box 1508
         Bowling Green Station
         New York, NY  10081
         Attention:  CIGNA Private Placements
         Fax:  212-552-3107/1005

(3)      Address for all other notices:

         CIG & CO.
         c/o CIGNA Investments, Inc.
         Attention:  Private Securities Division- S-307
         900 Cottage Grove Road
         Hartford, CT  06152-2307
         Fax:  860-726-7203

(4)      Deliver original Notes to (with form supplied by in-house counsel):

         The Chase Manhattan Bank
         4 New York Plaza
         11th Floor
         New York, NY  10004
         Attn:  Larry Zimmer

         With a copy to:

         William M. Duncan
         CIGNA Investments
         900 Cottage Grove Road
         CIGNA Private Securities, S-307
         Hartford, CT  06152

Tax ID #13-3574027

                                                                      SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                   Principal Amount of
Name of Purchaser                                  Notes to be Purchased
-----------------                                  ---------------------
ALLSTATE LIFE INSURANCE COMPANY     Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                    Series A        Series B        Series C
                                  ----------        --------        ------------
                                  $15,000,000

Register Notes in the name of:  Allstate Life Insurance Company

(1) All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

         BBK=Harris Trust and Savings Bank
                  ABA #071000288
         BNF=Allstate Life Insurance Company
                  Collection Account #168-117-0
         ORG=Belden Inc.
         OBI=DPP - 077459 A@ 4
                  Payment Due Date (MM/DD/YY) - P_____ (Enter "P" and amount of principal being remitted, for example P5000000.00) - I_____ (Enter "I" and amount of interest being remitted, for example, I225000.00)

(2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

         Allstate Insurance Company
         Investment Operations - Private Placements
         3075 Sanders Road, STE G4A
         Northbrook, IL  60062-7127
         Telephone:  (847) 402-2769
         Telecopy:  (847) 326-5040

(3)      Securities to be delivered to:

         Citibank, Federal Savings Bank
         U.S. Custody & Employee Benefit Trust
         500 W. Madison Street, Floor 6, Zone 4
         Chicago, Illinois  60661-2591
         Attention:  Ellen Lorden
         For Allstate Life Insurance Company/Safekeeping Account No. 846627

(4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

         Allstate Life Insurance Company
         Private Placements Department
         3075 Sanders Road, STE G3A
         Northbrook, IL  60062-7127
         Telephone:  (847) 402-4394
         Telecopy:  (847) 402-3092

Tax ID #36-2554642

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                   Principal Amount of
Name of Purchaser                                  Notes to be Purchased
-----------------                                  ---------------------
THE TRAVELERS INSURANCE COMPANY     Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                    Series A        Series B        Series C
                                  ----------        --------        ------------
                                  $5,000,000

Register Notes in the name of:  TRAL & CO.

(1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as Belden Inc., 7.60% Senior Notes, Series A, due September 1, 2004, PPN 077459 A@ 4, principal, premium or interest) to:

         The Chase Manhattan Bank, N.A. (ABA #021000021)
         One Chase Manhattan Plaza
         New York, NY  10004

         for credit to:  The Travelers Insurance Company
         Consolidated Private Placement Account Number 910-2-587434

(2)      All notices and communications to be addressed to:

         The Travelers Insurance Company
         One Tower Square
         Hartford, CT  06183-2030
         Attention:  Investment Group - 9PB
         Telecopier Number:  860-954-5243

         Except notices with respect to payment and written confirmation of each such payment to be addressed to:

         The Travelers Insurance Company
         One Tower Square
         Hartford, CT  06183-2030
         Attention:  Investment Group - Cashier 10PB
         Telecopier Number:  860-954-5243

Tax ID #06-0566090

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                    Principal Amount of
Name of Purchaser                                   Notes to be Purchased
-----------------                                   ---------------------
PRIMERICA LIFE INSURANCE COMPANY     Principal Amount of Notes to be Purchased
                                   ---------------------------------------------
                                     Series A        Series B        Series C
                                   ---------        --------        ------------
                                   $3,000,000


Register Notes in the name of:  Primerica Life Insurance Company

(1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as Belden Inc., 7.60% Senior Notes, Series A, due September 1, 2004, PPN 077459 A@ 4, principal, premium or interest) to:

         The Chase Manhattan Bank, N.A. (ABA #021000021)
         One Chase Manhattan Plaza
         New York, NY  10004

         for credit to:  The Travelers Insurance Company
         Consolidated Private Placement Account Number 910-2-587434

(2)      All notices and communications to be addressed to:

         Primerica Life Insurance Company
         One Tower Square
         Hartford, CT  06183-2030
         Attention:  Investment Group - 9PB
         Telecopier Number:  860-954-5243

         Except notices with respect to payment and written confirmation of each such payment to be addressed to:

         Primerica Life Insurance Company
         One Tower Square
         Hartford, CT  06183-2030
         Attention:  Investment Group - Cashier 10PB
         Telecopier Number:  860-954-5243

Tax ID #04-1590590

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                   Principal Amount of
Name of Purchaser                                  Notes to be Purchased
-----------------                                  ---------------------
FIRST TRENTON INDEMNITY COMPANY     Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                    Series A        Series B        Series C
                                  ----------        --------        ------------
                                  $2,000,000

Register Notes in the name of:  HARE & CO.

(1) All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as Belden Inc., 7.60% Senior Notes, Series A, due September 1, 2004, PPN 077459 A@ 4, principal, premium or interest) to:

         First Union Char/Phil (ABA #031201467)
         Credit account number 5014179770579
         for further credit to First Trenton Indemnity Company
         Attn:  Mary Pitt

(2)      All notices and communications to be addressed to:

         First Trenton Indemnity Company
         One Tower Square
         Hartford, CT  06183-2030
         Attention:  Investment Group - 9PB
         Telecopier Number:  860-954-5243

         Except notices with respect to payment and written confirmation of each such payment to be addressed to:

         First Trenton Indemnity Company
         One Tower Square
         Hartford, CT  06183-2030
         Attention:  Investment Group - Cashier 10PB
         Telecopier Number:  860-954-5243

Tax ID #13-6062916

                                                                      SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                     Principal Amount of
Name of Purchaser                                    Notes to be Purchased
-----------------                                    ---------------------
UNITED OF OMAHA LIFE INSURANCE        Principal Amount of Notes to be Purchased
COMPANY                             -------------------------------------------
                                      Series A        Series B        Series C
                                    ----------      ----------        --------
                                    $5,000,000      $3,000,000

Register Notes in the name of:  United of Omaha Life Insurance Company

(1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

         Chase Manhattan Bank
         ABA #021000021
         Private Income Processing

         For credit to:

         United of Omaha Life Insurance Company
         Account #900-900200
         a/c: G07097
         Cusip/PPN:
         Interest Amount:
         Principal Amount:

(2) Address for all notices in respect of payment of Principal and Interest, Corporate Actions and Reorganization Notifications:

         The Chase Manhattan Bank
         4 New York Plaza - 13th Floor
         New York, NY  10004
         Attn:  Income Processing - J. Pipperato
         a/c:  G07097

(3) Address for all other communications (i.e., Quarterly/Annual reports, Tax filings, Modifications, Waivers):

         4 - Investment Loan Administration
         United of Omaha Life Insurance Company
         Mutual of Omaha Plaza
         Omaha, NE  68175-1011

(4)      Address for delivery of Notes:

         The Chase Manhattan Bank

         North America Insurance - 6th Floor
         Attn:  Christine Alonzo
         3 Chase Metrotech Center
         Brooklyn, NY  11245

Tax ID #47-0322111

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount of
Name of Purchaser                                 Notes to be Purchased
-----------------                                 ---------------------
AMERICAN UNITED LIFE INSURANCE     Principal Amount of Notes to be Purchased
COMPANY                          -------------------------------------------
-------                          Series A      Series B        Series C
                                ----------      --------        -----------
                                                 $3,000,000
                                                  2,000,000

Register Notes in the name of:  American United Life Insurance Company

(1) All payment of principal and interest on the Note in immediately available funds by wire transfer to the following bank account:

         Bank of New York
         Attn:  P & I Department
         One Wall Street, 3rd Floor
         Window A
         New York, NY  10286

         ABA #021000018, BNF: IOC566
         Account #186683/AUL

         Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the Note and the payment date.

(2)      All notices and communications to be addressed to:

         American United Life Insurance Company
         Attn:  Christopher D. Pahlke, Securities Department
         One American Square
         Post Office Box 368
         Indianapolis, IN  46206

(3)      Deliver original Note to:

         Bank of New York
         Attn:  Vinny Nardone, free receive
         One Wall Street, 3rd Floor
         Window A
         Acct. #186683/American United Life
         New York, NY  10286

Tax ID #35-0145825

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                      Principal Amount of
Name of Purchaser                                     Notes to be Purchased
-----------------                                     ---------------------

THE STATE LIFE INSURANCE COMPANY       Principal Amount of Notes to be Purchased
                                     -------------------------------------------
                                       Series A        Series B        Series C
                                     ----------        --------        ---------
                                                     $1,000,000

Register Notes in the name of:  The State Life Insurance Company

(1) All payment of principal and interest on the Note in immediately available funds by wire transfer to the following bank account:

         Bank of New York
         Attn:  P & I Department
         One Wall Street, 3rd Floor
         Window A
         New York, NY  10286

         ABA #021000018, BNF: IOC566
         Account #343761
         State Life, c/o American United Life

         Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the Note and the payment date.

(2)      All notices and communications to be addressed to:

         American United Life Insurance Company
         Attn:  Christopher D. Pahlke, Securities Department
         One American Square
         Post Office Box 368
         Indianapolis, IN  46206

(3)      Deliver original Note to:

         Bank of New York
         Attn:  Vinny Nardone, free receive
         One Wall Street, 3rd Floor
         Window A
         Acct. #186683/American United Life
         New York, NY  10286

Tax ID #35-0684263

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                   Principal Amount of
Name of Purchaser                                  Notes to be Purchased
-----------------                                  ---------------------
ACACIA NATIONAL LIFE INSURANCE      Principal Amount of Notes to be Purchased
COMPANY                           ----------------------------------------------
                                   Series A        Series B        Series C
                                  ----------      ----------        --------
                                                  $1,000,000

Register Notes in the name of:  HARE & CO.

(1)      All payments by wire transfer of immediately available funds to:

         BK of NYC/BBK
         IOC 565 - INST CUSTODY
         ACACIA NATIONAL LIFE #000326
         BK OF NY ABA #021000018

         with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmation of such wire transfer and all other communications to:

         Acacia National Life Insurance Company
         Ameritas Investment Advisors, Inc.
         5900 "O" Street
         Lincoln, NE  68510
         Fax Number:  (402) 467-6970

(3)      Delivery of Notes by registered mail to:

         The Bank of New York
         Attn:  Free Receive Department
         One Wall Street, 3rd Floor
         New York, NY  10286
         ACACIA NATIONAL LIFE 3000326

Tax I.D. #52-1009067

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                    Principal Amount of
Name of Purchaser                                   Notes to be Purchased
-----------------                                   ---------------------
ACACIA LIFE INSURANCE COMPANY        Principal Amount of Notes to be Purchased
                                   --------------------------------------------
                                     Series A        Series B        Series C
                                   ----------        --------     -------------
                                                                  $2,000,000

Register Notes in the name of:  HARE & CO.

(1)      All payments by wire transfer of immediately available funds to:

         BK of NYC/BBK
         IOC 565 - Inst Custody
         Acacia Life Insurance Company #000327
         BK of NY ABA #021000018

         with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmation of such wire transfer and all other communications to:

         Acacia Life Insurance Company
         Ameritas Investment Advisors, Inc.
         5900 "O" Street
         Lincoln, NE  68510
         Fax Number:  (402) 467-6970

(3)      Delivery of Notes by registered mail to:

         The Bank of New York
         Attn:  Free Receive Department
         One Wall Street, 3rd Floor
         New York, NY  10286
         ACACIA LIFE INSURANCE COMPANY 3000327

Tax I.D. #53-0022880

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                     Principal Amount of
Name of Purchaser                                    Notes to be Purchased
-----------------                                    ---------------------
AMERITAS VARIABLE LIFE INSURANCE      Principal Amount of Notes to be Purchased
COMPANY                             -------------------------------------------
                                    Series A        Series B        Series C
                                    ----------      ----------        ---------
                                                    $1,000,000

Register Notes in the name of:  Ameritas Variable Life Insurance Company

(1) All payments on or in respect of the Notes to be by wire transfer of Federal or other immediately available funds to:

         Bankers Trust Company
         ABA# 021-001-033
         Attn:  Private Placement Processing
         Acct# 99-911-145
         FFC:  Ameritas Variable Life Insurance Company
         Acct.: 097223
         Re: Description of Note; Principal & Interest Breakdown, with sufficient information to identify the source and application of such funds.

(2) All notices of payments, written confirmation of such wire transfer and all other communications to:

         Ameritas Variable Life Insurance Company
         c/o Ameritas Life Insurance Corp.
         5900 "O" Street
         Lincoln, NE  68510-2234
         Fax Number:  (402) 467-6970
         Attn:  James Mikus


Tax I.D. #47-0657746

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                   Principal Amount of
Name of Purchaser                                  Notes to be Purchased
-----------------                                  ---------------------

AMERITAS LIFE INSURANCE CORP.       Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                    Series A        Series B        Series C
                                    --------        --------        --------
                                                                   $2,000,000

Register Notes in the name of:  Ameritas Life Insurance Corp.

(1)      All payments by wire transfer of immediately available funds to:

         U.S. Bank
         ABA# 104-000-029
         Ameritas Life Insurance Corp.
         Acct# 1-494-0070-0188
         Re: Description of Note; Principal & Interest Breakdown, with sufficient information to identify the source and application of such funds.

(2) All notices of payments, written confirmation of such wire transfer and all other communications to:

         Ameritas Life Insurance Corp.
         5900 "O" Street
         Lincoln, NE  68510-2234
         Fax Number:  (402) 467-6970
         Attn:  James Mikus


Tax I.D. #47-0098400

                                                                      SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                       Notes to be Purchased
-----------------                                       ---------------------

THE CANADA LIFE ASSURANCE COMPANY   Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                      Series A        Series B        Series C
                                      --------        --------        --------
                                   $1,750,000

Register Notes in the name of:  J. ROMEO & CO.

(1) All payments regarding the Note(s) by bank wire transfer of Federal or other immediately available funds:

         For regular Principal and Interest

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000168  Attn:  Doll Balbadar
         Trust Account No. G52750, The Canada Life Assurance Company
         Attn:  Bond Interest

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date.

         For our Sale to a Broker (Federal Wire Transfers - Cash):

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000168
         Trust Account No. G52750, The Canada Life Assurance Company
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, settlement date

         For Call or Maturity:

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000192
         Trust Account No. G52750, The Canada Life Assurance Company
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, whether principal and/or interest and effective date of call or maturity.

(2)      Send notices of payments and written confirmation of wire transfers to:

         Chase Manhattan Bank
         North America Insurance

         3 Chase MetroTech Centre - 6th Floor
         Brooklyn, NY  11245
         Attn:  Doll Balbadar

         with a copy to:

         The Canada Life Assurance Company
         330 University Avenue, SP-12
         Toronto, Ontario, Canada  M5G 1R8
         Attn:  Supervisor, Securities Accounting

(3)      Send financial statements and all other communications to:

         The Canada Life Assurance Company
         SP-11
         330 University Avenue
         Toronto, Ontario, Canada  M5G 1R8
         Attn:  Paul English, Associate Treasurer, U.S. Private Placements

(4)      Delivery of Notes:

         For Notes delivered FREE by Lawyer (Primary Market)

         Chase Manhattan Bank
         4 New York Plaza - 11th Floor
         Receive Window
         New York, NY  10004-2477
         Attention:  Larry Zimmer (212) 623-0987

         For:     The Canada Life Assurance Company
                  Trust Account No. G52750

         For Broker Delivery AGAINST PAYMENT (Secondary Market)

         Chase Manhattan Bank
         4 New York Plaza
         Receive Window, Ground Floor
         New York, NY  10004-2477

         For delivery problem, call:  Doll Balbadar  (718) 242-1774

         For:     The Canada Life Assurance Company
                  Trust Account No. G52750

Tax I.D. #38-0397420

                                                             SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                       Notes to be Purchased
-----------------                                       ---------------------

CANADA LIFE INSURANCE               Principal Amount of Notes to be Purchased
COMPANY OF AMERICA                ----------------------------------------------
                                    Series A        Series B        Series C
                                     --------        --------        --------
                                  $3,000,000


Register Notes in the name of:  J. ROMEO & CO.

(1) All payments regarding the Note(s) by bank wire transfer of Federal or other immediately available funds:

         For regular Principal and Interest

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000200
         Trust Account No. G52709, Canada Life Insurance Company of America
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date.

         For our Sale to a Broker (Federal Wire Transfers - Cash):

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000168
         Trust Account No. G52709, Canada Life Insurance Company of America
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, settlement date

         For Call or Maturity:

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000192
         Trust Account No. G52709, Canada Life Insurance Company of America
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, whether principal and/or interest and effective date of call or maturity.

(2)      Send notices of payments and written confirmation of wire transfers to:

         Chase Manhattan Bank
         North America Insurance

         3 Chase MetroTech Centre - 6th Floor
         Brooklyn, NY  11245
         Attn:  Doll Balbadar

         with a copy to:

         The Canada Life Assurance Company
         330 University Avenue, SP-12
         Toronto, Ontario, Canada  M5G 1R8
         Attn:  Supervisor, Securities Accounting

(3)      Send financial statements and all other communications to:

         The Canada Life Assurance Company
         Corporate Treasury, SP-11
         330 University Avenue
         Toronto, Ontario, Canada  M5G 1R8
         Attn:  Paul English, Associate Treasurer, U.S. Private Placements

(4)      Delivery of Notes:

         For Notes delivered FREE by Lawyer (Primary Market); Courier

         Chase Manhattan Bank
         4 New York Plaza - 11th Floor
         Receive Window
         New York, NY  10004-2477
         Attention:  Larry Zimmer (212) 623-0987

         For:     Canada Life Insurance Company of America
                  Trust Account No. G52709

         For Broker Delivery AGAINST PAYMENT (Secondary Market)

         Chase Manhattan Bank
         4 New York Plaza
         Receive Window - Ground Floor
         New York, NY  10004-2477

         For delivery problem, call:  Doll Balbadar  (718) 242-1774

         For:     Canada Life Insurance Company of America
                  Trust Account No. G52709

Tax I.D. #38-2816473

                                                             SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                       Notes to be Purchased
-----------------                                       ---------------------

CANADA LIFE INSURANCE                 Principal Amount of Notes to be Purchased
COMPANY OF NEW YORK                ----------------------------------------------
                                     Series A        Series B        Series C
                                     --------        --------        --------
                                   $250,000


Register Notes in the name of:  J. ROMEO & CO.

(1) All payments regarding the Note(s) by bank wire transfer of Federal or other immediately available funds:

         For regular Principal and Interest

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000200
         Trust Account No. G52685, Canada Life Insurance Company of New York
         Attn:  Bond Interest

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, type of security, whether principal and/or interest and due date.

         For our Sale to a Broker (Federal Wire Transfers - Cash):

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000168
         Trust Account No. G52685, Canada Life Insurance Company of New York
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, settlement date

         For Call or Maturity:

         Chase Manhattan Bank
         ABA 021-000-021
         A/C #900-9-000192
         Trust Account No. G52685, Canada Life Insurance Company of New York
         Attn:  Doll Balbadar

         Refer to: PPN# 077459 A@ 4, name of issuer, rate, maturity date, whether principal and/or interest and effective date of call or maturity.

(2)      Send notices of payments and written confirmation of wire transfers to:

         Chase Manhattan Bank
         North America Insurance

         3 Chase MetroTech Centre - 6th Floor
         Brooklyn, NY  11245
         Attn:  Doll Balbadar

         with a copy to:

         The Canada Life Assurance Company
         330 University Avenue, SP-12
         Toronto, Ontario, Canada  M5G 1R8
         Attn:  Supervisor, Securities Accounting

(3)      Send financial statements and all other communications to:

         The Canada Life Assurance Company
         Corporate Treasury, SP-11
         330 University Avenue
         Toronto, Ontario, Canada  M5G 1R8
         Attn:  Paul English, Associate Treasurer, U.S. Private Placements

(4)      Delivery of Notes:

         For Notes delivered FREE by Lawyer (Primary Market)

         Chase Manhattan Bank
         4 New York Plaza - 11th Floor
         Receive Window
         New York, NY  10004-2477
         Attention:  Larry Zimmer (212) 623-0987

         For:     Canada Life Insurance Company of New York
                  Trust Account No. G52685

         For Broker Delivery AGAINST PAYMENT (Secondary Market)

         Chase Manhattan Bank
         4 New York Plaza
         Receive Window, Ground Floor
         New York, NY  10004-2477

         For delivery problem, call:  Doll Balbadar  (718) 242-1774

         For:     Canada Life Insurance Company of New York
                  Trust Account No. G52685

Tax I.D. #13-2690792

                                                             SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                       Notes to be Purchased
-----------------                                       ---------------------

LUTHERAN BROTHERHOOD                Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                    Series A        Series B        Series C
                                    --------        --------        --------
                                 $5,000,000

Register Notes in the name of:  Lutheran Brotherhood

(1)      Payments to:

         By wire:

         Norwest Bank Minnesota, N.A.
         ABA #091000019
         For Credit to Trust Clearing Account #0000840245
         Attn:  Sarah Corcoran
         For Credit to:  Lutheran Brotherhood
         Acct. No.:  12651300

         By mail:

         Lutheran Brotherhood
         Norwest Bank Minnesota, N.A.
         P.O. Box 1450
         NW9919
         Minneapolis, MN  55485

         All payments must include the following information:

         A/C Lutheran Brotherhood
         Account No.:  12651300
         Belden Inc., 7.60% Senior Notes, Series A, due September 1, 2004 Private Placement Number: 077459 A@ 4
         Reference Purpose of Payment
         Interest and/or Principal Breakdown

(2)      Notices of payments and written confirmation of such wire transfers to:

         Lutheran Brotherhood
         Attn:  Investment Accounting/Trading Administrator
         625 Fourth Avenue South, 10th Floor
         Minneapolis, MN  55415

(3)      All other communications to:

         Lutheran Brotherhood

         Attn:  Investment Division
         625 Fourth Avenue South
         Minneapolis, MN  55415
         Telecopier:  (612) 340-5776

(4)      Deliver original note to:

         Norwest Bank Minnesota, N.A.
         733 Marquette Avenue
         Attn:  Client Services - Sarah Corcoran
         5th Floor, Window 1
         Investors Building
         Minneapolis, MN  55479-0051
         Telecopier:  (612) 667-0550

         With a copy to the Lutheran Brotherhood in-house attorney.

Tax I.D. #41-0385700

                                                             SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                          Principal Amount of
Name of Purchaser                                        Notes to be Purchased
-----------------                                        ---------------------

MODERN WOODMEN OF AMERICA            Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                     Series A        Series B        Series C
                                     --------        --------        --------
                                                  $4,000,000

Register Notes in the name of:  Modern Woodmen of America

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         The Northern Trust Company
         50 South LaSalle Street
         Chicago, IL  60675
         ABA No. 071-000-152
         Account Name:  Modern Woodmen of America
         Account No. 84352

         Each wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 077459 A# 2 and the due date and application (as among principal, premium and interest) of the payment being made.

(2)      Address for all notices relating to payments:

         Modern Woodmen of America
         Attn:  Investment Accounting Department
         1701 First Avenue
         Rock Island, IL  61201

(3)      Address for all other communications and notices:

         Modern Woodmen of America
         Attn:  Investment Department
         1701 First Avenue
         Rock Island, IL  61201

Tax ID #36-1493430

                                                               SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                           Principal Amount of
Name of Purchaser                                         Notes to be Purchased
-----------------                                         ---------------------

WOODMEN ACCIDENT AND                Principal Amount of Notes to be Purchased
LIFE COMPANY                      ----------------------------------------------
                                    Series A        Series B        Series C
                                    --------        --------        --------
                                                                 $3,000,000

Register Notes in the name of:  Woodmen Accident and Life Company

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         U.S. Bank National Association
         13th and "M" Streets
         Lincoln, NE  68508
         ABA Number 1040-0002-9
         for credit to Woodmen Accident and Life Company
         General Fund Account #1-494-0092-9092

         With sufficient notation to identify the source of the funds.

(2)      Address for notices and communications:

         Woodmen Accident and Life Company
         1526 "K" Street
         Lincoln, Nebraska  68508
         Attention:  Investment Division

Tax ID #47-0339220

                                                             SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                           Principal Amount of
Name of Purchaser                                         Notes to be Purchased
-----------------                                         ---------------------

INDIANAPOLIS LIFE INSURANCE COMPANY  Principal Amount of Notes to be Purchased
                                    --------------------------------------------
                                      Series A        Series B        Series C
                                      --------        --------        --------
                                    $2,000,000

Register Notes in the name of:  Indianapolis Life Insurance Company

(1) All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

         The Bank of New York
         New York, New York  10286
         BNF:  IOC 566
         ABA #021000018
         For credit to:    Indianapolis Life Insurance Company
                           Account #177862

         With sufficient information to identify payment as to principal and interest, issue identification and PPN# 077459 A@ 4.

(2)      Address for all notices in respect of payment:

         Indianapolis Life Insurance Company/#177862
         c/o The Bank of New York
         Attn:  P&I Department
         P.O. Box 19266
         Newark, New Jersey  07195

(3)      Address for all other communications:

         Indianapolis Life Insurance Company
         2960 N. Meridian Street
         Indianapolis, Indiana  46208
         Attention:  Securities Department
         Fax:  (317) 927-3363

(4)      Address for delivery of the Note:

         Indianapolis Life Insurance Company/#177862
         c/o The Bank of New York
         Attn:  Window A
         One Wall Street, 3rd Floor
         New York, New York  10286

Tax ID #35-0413330

                                                              SCHEDULE A
                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount of
Name of Purchaser                                       Notes to be Purchased
-----------------                                       ---------------------

TMG LIFE INSURANCE COMPANY          Principal Amount of Notes to be Purchased
                                  ----------------------------------------------
                                     Series A        Series B        Series C
                                     --------        --------        --------
                                  $2,000,000

Register Notes in the name of:  TMG Life Insurance Company

(1) All payments on account of the Notes shall be made by wire or intrabank transfer of immediately available funds to:


         ABA Routing Transit Number:             Norwest Bank Minnesota, N.A.
         *(field 3400)                           091000019
         Beneficiary Account Number:             0000840245 (must be 10 digits in length)
         Beneficiary Account Name:               Trust Wire Clearing (must be on line 2)
         *(field 4200)
         OBI                                     FFC: I.C. 13326600 Belden Inc. PPN: 077459 A@ 4
         *(field 6000)                           P=           I=
                                                 End Balance=
         *Federal Reserve Field Tag Numbers

(2)      All notices in respect of payment shall be delivered to:

         TMG Life Insurance Company
         c/o The Mutual Group (U.S.), Inc.
         Attn:  Tamie Greenwood
         401 North Executive Drive, Suite 300
         Brookfield, WI  53008-0503
         Telephone:  (414) 641-4027
         Facsimile:  (414) 641-4055

(3)      All other communications shall be delivered to:

         TMG Life Insurance Company
         c/o The Mutual Group (U.S.), Inc.
         401 North Executive Drive, Suite 300
         Brookfield, WI  53008-0503
         Telephone:  (414) 641-4027
         Facsimile:  (414) 641-4055

Tax ID #45-0208990

                                                                      SCHEDULE B


                                  DEFINED TERMS


                  As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "ADJUSTED CONSOLIDATED NET WORTH" means, as of any date, consolidated stockholders' equity of the Company and its Restricted Subsidiaries on such date, determined in accordance with GAAP, less (a) minority interests and (b) the amount by which outstanding Restricted Investments on such date exceed 20% of consolidated stockholders' equity.

                  "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

                  "BELDEN WIRE" is defined in Section 1.

                  "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York City are required or authorized to be closed.

                  "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CLOSING" is defined in Section 3.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  "COMPANY" means Belden Inc., a Delaware corporation.

                  "CONFIDENTIAL INFORMATION"  is defined in Section 20.

                  "CONSOLIDATED INDEBTEDNESS" means, as of any date, Indebtedness of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or net deficit) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL ASSETS" means, as of any date, the assets and properties of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL CAPITALIZATION" means, as of any date, the sum of Consolidated Indebtedness and Adjusted Consolidated Net Worth as of such date.

                  "CREDIT AGREEMENT" means the Credit Agreement dated as of November 18, 1996 among the Company and the banks from time to time party thereto, as such agreement may be hereafter amended, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facility.

                  "CSH" is defined in Section 1.

                  "CSI" is defined in Section 1.

                  "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

                  "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America in Chicago, Illinois as its "base" or "prime" rate.

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

                  "EVENT OF DEFAULT" is defined in Section 11.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means

                  (a)     the government of

                          (i) the United States of America or any State or other political subdivision thereof, or

                          (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

                  "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

                  "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

                  (a)      its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; and

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities).

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (d) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of any Person shall not include any Guaranty by such Person of Indebtedness. Indebtedness of the Company or a Restricted Subsidiary shall not include Indebtedness of the Company to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary. For purposes of this definition of Indebtedness, "Guaranty" means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

                  "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than $2,000,000 in aggregate principal amount of the Notes, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

                  "INVESTMENTS" means all investments made, in cash or by delivery of property, directly or indirectly, by any Person, in any other Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

                  "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

                  "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

                  "MATERIAL RESTRICTED SUBSIDIARY" means, as of the date of determination, each Subsidiary Guarantor and any other Restricted Subsidiary the assets or revenues of which account for more than 5% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the end of the most recently ended fiscal period or more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed four fiscal quarters.

                  "MEMORANDUM" is defined in Section 5.3.

                  "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                  "NOTES" is defined in Section 1.

                  "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

                  "OTHER PURCHASERS" is defined in Section 2.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                  "PRIORITY DEBT" means, as of any date, the sum (without duplication) of (a) Indebtedness of Restricted Subsidiaries other than Belden Wire on such date and

(b) Indebtedness of the Company and its Restricted Subsidiaries (including Belden Wire) secured by Liens permitted by Section 10.3(i) on such date.

                  "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                  "PURCHASER" means each purchaser listed in Schedule A.

                  "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

                  "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

                  "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

                  "RESTRICTED INVESTMENTS" means all Investments of the Company and its Restricted Subsidiaries, other than:

                  (a) property or assets to be used or consumed in the ordinary course of business;

                  (b) current assets arising from the sale of goods or services in the ordinary course of business;

                  (c) Investments in Restricted Subsidiaries or in any Person which, as a result thereof, becomes a Restricted Subsidiary;

                  (d) Investments existing as of the date of this Agreement which are listed in the attached Schedule B-1;

                  (e)      Investments in treasury stock;

                  (f)      Investments in:

                           (i) obligations, maturing within one year from the date of acquisition, of or fully guaranteed by (A) the United States of America or an agency thereof or (B) Canada or a province thereof;

                           (ii) state or municipal securities (including auction rate floaters and variable rate demand Notes), having an effective maturity within one year from the date of acquisition, which are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                           (iii) certificates of deposit or banker's acceptances
                  maturing within one year from the date of acquisition of or issued by Bank of America or other commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                           (iv) commercial paper maturing within 270 days from the date of issuance which, at the time of acquisition, is rated in one of the top two rating classifications by at least one credit rating agency of recognized national standing;

                           (v) repurchase agreements, having a term of not more than 90 days and fully collateralized with obligations of the type described in clause (i), with a bank satisfying the requirements of clause (iii); and

                           (vi) money market instrument programs that are properly classified as current assets in accordance with GAAP.

For purposes of this Agreement, an Investment shall be valued at the lesser of
(i) cost and (ii) the value at which such Investment is shown on the books of the Company and its Restricted Subsidiaries in accordance with GAAP.

                  "RESTRICTED SUBSIDIARY" means each Subsidiary Guarantor and any other Subsidiary (a) of which at least a majority of the voting securities are owned by the Company and/or one or more Wholly Owned Restricted Subsidiaries and of which the Company has management control and (b) which the Company has designated a Restricted Subsidiary by notice in writing (including designation in Section 5.4) given to the holders of the Notes and (c) which has not been designated as a Restricted Subsidiary more than once previously.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                  "SOURCE" is defined in Section 6.2.

                  "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

                  "SUBSIDIARY GUARANTOR" is defined in Section 1.

                  "SUBSIDIARY GUARANTY" is defined in Section 1.

                  "THIS AGREEMENT" or "THE AGREEMENT" is defined in Section
17.3.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated a Restricted Subsidiary.

                  "WESTERN EUROPE" means any of the following countries:
Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom and any other country that hereafter joins the European Union. Any country that terminates membership in the European Union will still be considered a country of Western Europe.

                  "WHOLLY OWNED SUBSIDIARY" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly Owned Subsidiaries at such time.

                                                                   EXHIBIT 1.1-A


                         [FORM OF SENIOR NOTE, SERIES A]


                                   BELDEN INC.

                           7.60% SENIOR NOTE, SERIES A
                              DUE SEPTEMBER 1, 2004

No. AR-[__]                                                               [Date]
$[_______]                                                   PPN[______________]

         FOR VALUE RECEIVED, the undersigned, BELDEN INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of
Delaware, promises to pay to [    ], or registered assigns, the principal sum of
$[      ] on September 1, 2004, with interest (computed on the basis of a
360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.60% per annum from the date hereof, payable semiannually, on September 1 and March 1 in each year, commencing with the March 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.60% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of September 1, 1999 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                           BELDEN INC.


                                           By:
                                           Name:
                                           Title:



GUARANTY ENDORSEMENT

         Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of September 1, 1999 of certain Subsidiaries of the Company.

                                                                   EXHIBIT 1.1-B


[FORM OF SENIOR NOTE, SERIES B]


BELDEN INC.

7.74% SENIOR NOTE, SERIES B
DUE SEPTEMBER 1, 2006

No. BR-[__]                                                               [Date]
$[_______]                                                   PPN[______________]

         FOR VALUE RECEIVED, the undersigned, BELDEN INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of
Delaware, promises to pay to [     ], or registered assigns, the principal sum
of $[    ] on September 1, 2006, with interest (computed on the basis of a
360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.74% per annum from the date hereof, payable semiannually, on September 1 and March 1 in each year, commencing with the March 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.74% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of September 1, 1999 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                           BELDEN INC.


                                           By:
                                           Name:
                                           Title:



GUARANTY ENDORSEMENT

         Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of September 1, 1999 herewith of certain Subsidiaries of the Company.

                                                                   EXHIBIT 1.1-C


[FORM OF SENIOR NOTE, SERIES C]


BELDEN INC.

7.95% SENIOR NOTE, SERIES C
DUE SEPTEMBER 1, 2009

No. CR-[__]                                                               [Date]
$[_______]                                                   PPN[______________]

         FOR VALUE RECEIVED, the undersigned, BELDEN INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of
Delaware, promises to pay to [      ], or registered assigns, the principal sum
of $[     ] on September 1, 2009, with interest (computed on the basis of a
360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.95% per annum from the date hereof, payable semiannually, on September 1 and March 1 in each year, commencing with the March 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.95% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America in Chicago, Illinois or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of September 1, 1999 (as from time to time amended, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

         This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                           BELDEN INC.


                                           By:
                                           Name:
                                           Title:



GUARANTY ENDORSEMENT

         Payment of the principal of, and interest and Make-Whole Amount, if any, on this Note, and all other amounts due under the Note Purchase Agreement, is guaranteed pursuant to the terms of a Guaranty dated as of September 1, 1999 of certain Subsidiaries of the Company.

                                                                     EXHIBIT 1.2


[FORM OF SUBSIDIARY GUARANTY]

         THIS GUARANTY (this "GUARANTY") dated as of September 1, 1999 is made by the undersigned (each, a "GUARANTOR"), in favor of the holders from time to time of the Notes hereinafter referred to, including each purchaser named in the Note Purchase Agreement hereinafter referred to, and their respective successors and assigns (collectively, the "HOLDERS" and each individually, a "HOLDER").

                              W I T N E S S E T H:

         WHEREAS, Belden Inc., a Delaware corporation (the "COMPANY"), and the initial Holders have entered into a Note Purchase Agreement dated as of September 1, 1999 (the Note Purchase Agreement as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms and in effect, the "NOTE PURCHASE AGREEMENT");

         WHEREAS, the Note Purchase Agreement contemplates the issuance by the Company of $125,000,000 aggregate principal amount of Notes (as defined in the Note Purchase Agreement) to the Purchasers;

         WHEREAS, the Company directly or indirectly owns all of the issued and outstanding capital stock of each Guarantor and, by virtue of such ownership and otherwise, each Guarantor will derive substantial benefits from the purchase by the initial Holders of the Company's Notes;

         WHEREAS, it is a condition precedent to the obligation of the initial Holders to purchase the Notes that each Guarantor shall have executed and delivered this Guaranty to the Holders; and

         WHEREAS, each Guarantor desires to execute and deliver this Guaranty to satisfy the conditions described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the premises and other benefits to each Guarantor, and of the purchase of the Company's Notes by the initial Holders, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each Guarantor makes this Guaranty as follows:

         SECTION 1. Definitions. Any capitalized terms not otherwise herein defined shall have the meanings attributed to them in the Note Purchase Agreement.

         SECTION 2. Guaranty. The Guarantors, jointly and severally, unconditionally and irrevocably guarantee to the Holders the due, prompt and complete payment by the Company of the principal of, Make-Whole Amount, if any, and interest on, and each other amount due under, the Notes or the Note Purchase Agreement, when and as the same shall become due and payable (whether at stated maturity or by prepayment or by declaration or otherwise) in accordance with the terms of the Notes and the Note Purchase Agreement (the Notes and the Note Purchase Agreement being sometimes hereinafter collectively referred to as the "NOTE DOCUMENTS" and the amounts payable by the Company under the Note Documents, and all other monetary obligations of the Company thereunder, being sometimes collectively hereinafter referred to as the "OBLIGATIONS"). This Guaranty is a guaranty of payment and not just of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Company or upon any other event, contingency or circumstance whatsoever. If for any reason whatsoever the Company shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable and any Holder shall notify each Guarantor that all Notes held by such Holder or all outstanding Notes are subject to acceleration under Section 12.1 of the Note Purchase Agreement, the Guarantors (jointly and severally), without demand, presentment, protest or notice of any kind, will forthwith pay or cause to be paid such amounts to the Holders under the terms of such Note Documents, in lawful money of the United States, at the place specified in the Note Purchase Agreement, or perform or comply with the same or cause the same to be performed or complied with, together with interest (to the extent provided for under such Note Documents) on any amount due and owing from the Company. The Guarantors (jointly and severally), promptly after demand, will pay to the Holders the reasonable costs and expenses of collecting such amounts or otherwise enforcing this Guaranty, including, without limitation, the reasonable fees and expenses of counsel. The right of recovery against each Guarantor under this Guaranty is, however, limited to the Fair Net Worth of such Guarantor, as of the date of any determination thereof, less $20,000. For purposes of this Guaranty, the "Fair Net Worth" of a Guarantor shall mean an amount equal to the fair saleable value of such Guarantor's assets and all rights of contribution, indemnification and exoneration, net of all obligations of such Guarantor owed to third parties (other than such Guarantor's liabilities under this Guaranty), including all liabilities, whether fixed or contingent, direct or indirect, disputed or undisputed, secured or unsecured, and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles.

         SECTION 3. Guarantor's Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be primary, absolute and unconditional obligations of such Guarantor, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense based upon any claim such Guarantor or any other person may have against the Company or any other person, and to the full extent permitted by applicable law shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor or the Company shall have any knowledge or notice thereof), including:

                  (a) any termination, amendment or modification of or deletion from or addition or supplement to or other change in any of the Note Documents or any other instrument or agreement applicable to any of the parties to any of the Note Documents;

                  (b) any furnishing or acceptance of any security, or any release of any security, for the Obligations, or the failure of any security or the failure of any person to perfect any interest in any collateral;

                  (c) any failure, omission or delay on the part of the Company to conform or comply with any term of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above, including, without limitation, failure to give notice to such Guarantor of the occurrence of a "Default" or an "Event of Default" under any Note Document;

                  (d) any waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in any Note Document, or any other waiver, consent, extension, indulgence, compromise, settlement, release or other action or inaction under or in respect of any of the Note Documents or any other instrument or agreement referred to in paragraph (a) above or any obligation or liability of the Company, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability;

                  (e) any failure, omission or delay on the part of any of the Holders to enforce, assert or exercise any right, power or remedy conferred on such Holder in this Guaranty, or any such failure, omission or delay on the part of such Holder in connection with any Note Document, or any other action on the part of such Holder;

                  (f) any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to the Company, a Guarantor or to any other person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

                  (g) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the Note Documents or any other agreement or instrument referred to in paragraph (a) above or any term hereof;

                  (h) any merger or consolidation of the Company or a Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Company or a Guarantor to any other person;

                  (i) any change in the ownership of any shares of capital stock of the Company or any change in the corporate relationship between the Company and a Guarantor, or any termination of such relationship;

                  (j) any release or discharge, by operation of law, of a Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty; or

                  (k) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against a Guarantor.

Notwithstanding any other provision contained in this Guaranty, the Guarantors' joint and several liability with respect to the principal amount of the Notes shall be no greater than the liability of the Company with respect thereto.

         SECTION 4. Full Recourse Obligations. The obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

         SECTION 5. Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law, (a) notice of any of the matters referred to in
Section 3, (b) notice to such Guarantor of the incurrence of any of the Obligations, notice to such Guarantor or the Company of any breach or default by the Company with respect to any of the Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of the Holders against such Guarantor, (c) presentment to or demand of payment from the Company or such Guarantor with respect to any amount due under any Note Document or protest for nonpayment or dishonor, (d) any right to the enforcement, assertion or exercise by any of the Holders of any right, power, privilege or remedy conferred in the Note Purchase Agreement or any other Note Document or otherwise, (e) any requirement of diligence on the part of any of the Holders,
(f) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any Note Document, (g) any notice of any sale, transfer or other disposition by any of the Holders of any right, title to or interest in the Note Purchase Agreement or in any other Note Document and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

         SECTION 6. Subrogation, Contribution, Reimbursement or Indemnity. Until one year and one day after all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any rights that may have arisen in connection with this Guaranty to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of any of the Holders against the Company or against any collateral security or guaranty or right of offset held by the Holders for the payment of the Obligations. Until one year and one day after all Obligations have been indefeasibly paid in full, each Guarantor agrees not to take any action pursuant to any contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company that may have arisen in connection with this Guaranty. So long as the Obligations remain, if any amount shall be paid by or on behalf of the Company to a Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by such Guarantor in trust, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Holders (duly endorsed by such Guarantor to the Holders, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Holders may determine. The provisions of this paragraph shall survive the term of this Guaranty and the payment in full of the Obligations.

         SECTION 7. Effect of Bankruptcy Proceedings, etc. This Guaranty shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due to any of the Holders pursuant to the terms of the Note Purchase Agreement or any other Note Document is rescinded or must otherwise be restored or returned by such Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or other person or any substantial part of its property, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Company or any other person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of the principal amount of the Notes and all other Obligations shall be deemed to have been accelerated with the same effect as if any Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement or other applicable Note Document, and the Guarantors (jointly and severally) shall forthwith pay such principal amount, Make-Whole Amount, if any, and interest thereon and any other amounts guaranteed hereunder without further notice or demand.

         SECTION 8. Term of Agreement. This Guaranty and all guaranties, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid and performed in full and all of the agreements of each Guarantor hereunder shall be duly paid and performed in full.

         SECTION 9. Representations and Warranties. Each Guarantor represents and warrants to each Holder that:

                  (a) such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

                  (b) such Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

                  (c) this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                (d) the execution, delivery and performance of this Guaranty will not violate any provision of any requirement of law or material contractual obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties, revenues or assets of such Guarantor pursuant to the provisions of any material contractual obligation of such Guarantor or any requirement of law;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty;

                  (f) no litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or any of its properties or revenues (i) with respect to this Guaranty or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have a material adverse effect upon the business, operations or financial condition of such Guarantor and its subsidiaries taken as a whole;

                  (g) the execution, delivery and performance of this Guaranty will not violate any provision of any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority, domestic or foreign, or of the charter or by-laws of such Guarantor or of any securities issued by such Guarantor; and

                  (h) after giving effect to the transactions contemplated herein, (i) the present fair salable value of the assets of such Guarantor is in excess of the amount that will be required to pay its probable liability on its existing debts as said debts become absolute and matured, (ii) such Guarantor has received reasonably equivalent value for executing and delivering this Guaranty, (iii) the property remaining in the hands of such Guarantor is not an unreasonably small capital, and (iv) such Guarantor is able to pay its debts as they mature.

         SECTION 10. Notices. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by telex or telecopy or mailed by first-class mail, postage prepaid, addressed (a) if to the Company or any Holder at the address set forth in the Note Purchase Agreement or (b) if to a Guarantor, at:

                      [Name of Guarantor]
                      c/o Belden Inc.
                      7701 Forsyth Boulevard
                      Suite 800
                      St. Louis, MO  63105

or at such other address as a Guarantor shall from time to time designate in writing to the Holders or on a counterpart signature page hereto. Any notice so addressed shall be deemed to be given when actually received.

         SECTION 11. Survival. All warranties, representations and covenants made by each Guarantor herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Holders and shall survive the execution and delivery of this Guaranty, regardless of any investigation made by any of the Holders. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

         SECTION 12. Submission to Jurisdiction. Each Guarantor irrevocably submits to the jurisdiction of the courts of the State of Illinois and of the courts of the United States of America having jurisdiction in the State of Illinois for the purpose of any suit, action or proceeding in any such court with respect to, or arising out of, this Guaranty, the Note Purchase Agreement or the Notes. Each Guarantor consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Guarantor specified herein or designated pursuant hereto or on a counterpart signature page hereto. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such Guarantor.

         SECTION 13. Miscellaneous. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect. The terms of this Guaranty shall be binding upon, and inure to the benefit of, each Guarantor and the Holders and their respective successors and assigns. No term or provision of this Guaranty may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Holders. The section and paragraph headings in this Guaranty and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guaranty. This Guaranty shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois, including all matters of construction, validity and performance.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the day and year first above written.



                                           BELDEN WIRE & CABLE COMPANY


                                           By:
                                           Name:
                                           Title:


                                           CABLE SYSTEMS HOLDING COMPANY


                                           By:
                                           Name:
                                           Title:


                                           CABLE SYSTEMS INTERNATIONAL INC.


                                           By:
                                           Name:
                                           Title:

                                                                  EXHIBIT 4.4(a)


FORM OF OPINION OF COUNSEL
TO THE COMPANY


         The opinion of Kevin L. Bloomfield, Vice President, Secretary and General Counsel of the Company, shall be to the effect that:

         1. Each of the Company, each Subsidiary Guarantor, and each Subsidiary incorporated under the laws of the United States or any state thereof, including the District of Columbia, is a corporation duly incorporated, validly existing in good standing under the laws of Delaware, and each has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and, in the case of the Company, to enter into and perform the Note Purchase Agreement and to issue and sell the Notes, and, in the case of the Subsidiary Guarantors, to execute, deliver and perform the Subsidiary Guaranty.

         2. The Note Purchase Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The Subsidiary Guaranty has been duly authorized by proper corporate action on the part of each Subsidiary Guarantor, has been duly executed and delivered by an authorized officer of such Subsidiary Guarantor, and constitutes the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         4. The offering, sale and delivery of the Notes and delivery of the Subsidiary Guaranty do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         5. Except for filing a copy of the Note Purchase Agreement as an exhibit to the Company's periodic reports under the Securities Act of 1934, as amended, no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by the Company of the Note Purchase Agreement or the offering, issuance and sale by the Company of the Notes, and no authorization, approval or consent of, and no designation, filing, declaration, registration and/or qualification with, any Governmental Authority is necessary or required in connection with the execution, delivery and performance by any Subsidiary Guarantor of the Subsidiary Guaranty.

         6. The issuance and sale of the Notes by the Company, the performance of the terms and conditions of the Notes and the Note Purchase Agreement and the execution and delivery of the Note Purchase Agreement do not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of the Company or any Subsidiary pursuant to the provisions of (i) the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (ii) any loan agreement known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iii) any other Material agreement or instrument known to such counsel to which the Company or any Subsidiary is a party or by which any of them or their property is bound, (iv) any law (including usury laws) or regulation applicable to the Company, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to the Company.

         7. The execution, delivery and performance of the Subsidiary Guaranty will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien on, the property of any Subsidiary Guarantor pursuant to the provisions of (i) the Certificate of Incorporation or By-laws of such Subsidiary Guarantor, (ii) any loan agreement known to such counsel to which any Subsidiary Guarantor is a party or by which it or its property is bound, (iii) any other Material agreement or instrument known to such counsel to which any Subsidiary Guarantor is a party or by which it or its property is bound, (iv) any law or regulation applicable to any Subsidiary Guarantor, or (v) to the knowledge of such counsel, any order, writ, injunction or decree of any court or Governmental Authority applicable to any Subsidiary Guarantor.

         8. All of the issued and outstanding shares of capital stock of each Subsidiary incorporated in the United States or any state thereof, including the District of Columbia, have been duly and validly issued, are fully paid and nonassessable and, except as disclosed in Schedule 5.4 to the Note Purchase Agreement, are owned directly or indirectly by the Company free and clear of any perfected pledge or, to the knowledge of such counsel, any other perfected Lien.

         9. Except as disclosed in Schedule 5.8 to the Note Purchase Agreement, there are no actions, suits or proceedings pending, or, to such counsel's knowledge, threatened against, or affecting the Company or any Subsidiary, at law or in equity or before or by any Governmental Authority, which are likely to result, individually or in the aggregate, in a Material Adverse Effect.

         10. Neither the Company nor any Subsidiary is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof, as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         11. The issuance of the Notes and the intended use of the proceeds of the sale of the Notes do not violate or conflict with Regulation U, T or X of the Board of Governors of the Federal Reserve System.

The opinion of Mr. Bloomfield shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the laws of the State of Missouri, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.

                                                                  EXHIBIT 4.4(b)


FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS


         The opinion of Gardner, Carton & Douglas, special counsel to the Purchasers, shall be to the effect that:

         1. The Company and each Subsidiary Guarantor are each a corporation organized and validly existing in good standing under the laws of the State of Delaware, with all requisite corporate power and authority, in the case of the Company, to enter into the Agreement and to issue and sell the Notes, and, in the case of each Subsidiary Guarantor, to execute and deliver the Subsidiary Guaranty.

         2. The Agreement and the Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company, and constitute the legal, valid and binding agreements of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         3. The Subsidiary Guaranty has been duly authorized by proper corporate action on the part of each Subsidiary Guarantor, has been duly executed and delivered by an authorized officer of such Subsidiary Guarantor, and constitutes the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

         4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes and the issuance and delivery of the Subsidiary Guaranty do not require the registration of the Notes or the Subsidiary Guaranty under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

         6. The execution, delivery and performance of the Subsidiary Guaranty will not violate any provisions of the Certificates of Incorporation or By-Laws of any Subsidiary Guarantor.

         7. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreement or the Notes or the execution and delivery of the Subsidiary Guaranty.

The opinion of Gardner, Carton & Douglas also shall state that the opinion of Kevin L. Bloomfield, Vice President, Secretary and General Counsel of the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in its opinion, the Purchasers and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.